UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                            FORM 8-K/A
                         Amendment No. 1

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        February 24, 2004
                (Date of Earliest Event Reported)


                        VIEW SYSTEMS, INC.
(Exact name of small business issuer as specified in its charter)

             Nevada                 0-30178                59-2928366
   (State of incorporation) (Commission File Number)  (I.R.S. Employer
                                                      Identification No.)

                         1100 Wilso Drive
                    Baltimore, Maryland  21223
             (Address of principal executive offices)


                          (410) 646-3000
                    Issuer's telephone number



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ITEM 4:  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On February 24, 2004, View Systems, Inc. engaged Chisholm, Bierwolf & Nilson, LLC as our independent auditors. During the two most recent fiscal years ended December 31, 2003 and 2002, and through February 24, 2004, we did not consult with Chisholm, Bierwolf & Nilson, LLC regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Chisholm, Bierwolf & Nilson, LLC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.

On March 1, 2004, Stegman & Company, Certified Public Accountants, resigned as our independent auditors. Stegman and Company had audited our financials statements for the two fiscal years ended December 31, 2002 and 2001, and its report for the year ended December 31, 2002 was modified as to the uncertainty of View Systems, Inc.'s ability to continue as a going concern. Except for this modification, the reports for the two fiscal years did not contain an adverse opinion, disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Stegman & Company on any matter regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years or any subsequent interim period preceding the date of resignation.

ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibits

16   Letter of agreement from Stegman & Company


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    VIEW SYSTEMS, INC.


                                    /s/ Gunther Than
Date:   March 3, 2004          By:  _______________________________________
                                    Gunther Than
                                    Chief Executive Officer, Treasurer
                                    and Chairman of the Board